Exhibit 10.13

EXCHANGE AGREEMENT

dated as of

July 23, 2004

among

DECRANE AIRCRAFT HOLDINGS, INC.,

THE GUARANTORS SET FORTH ON THE SIGNATURE PAGES
HERETO

and

THE HOLDERS SET FORTH ON THE SIGNATURE PAGES HERETO

i

ii

EXCHANGE AGREEMENT

AGREEMENT dated as of July 23, 2004, among DeCrane Aircraft Holdings, Inc., a Delaware corporation (the “Company”), the affiliates of the Company set forth on the signature pages hereto as Guarantors (the “Guarantors”), and certain holders of the Company’s 12% Senior Subordinated Notes due 2008 (the “Old Notes”) set forth on the signature pages hereto (together with their successors and assigns, the “Holders”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Holders are holders of a portion the Old Notes;

WHEREAS, the Holders and the Company desire that the Holders exchange the Old Notes for new 17% Senior Discount Notes due 2008 of the Company (the “New Notes”) guaranteed by each of the Guarantors, to be issued pursuant to the provisions of an Indenture, substantially in the form attached hereto as Exhibit A, dated as of the Closing Date (as defined herein) (the “Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee  (the “Trustee”);

WHEREAS, in connection with the exchange of the Old Notes for the New Notes, the Company will enter into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement dated May 11, 2000 among the Company, the lenders party thereto and Credit Suisse First Boston, as administrative agent and syndication agent for the lenders (as amended, the “Credit Agreement”);

WHEREAS, in connection with the exchange of the Old Notes for the New Notes, the Company will enter into an amendment (the “Second Lien Credit Agreement Amendment”) to the Second Lien Credit Agreement dated December 22, 2003 among the Company, the lenders party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and syndication agent for the lenders (as amended, the “Second Lien Credit Agreement”);

WHEREAS, concurrently with the exchange of the Old Notes for the New Notes, the Company will amend the terms of its 16% Senior Redeemable Exchangeable Preferred Stock due 2009 (the “Senior Preferred Stock Amendment”) and DeCrane Holdings Co. will amend the terms of substantially all of its 14% Senior Redeemable Exchangeable Preferred Stock due 2009, whether through an amendment of such securities or an exchange therefor (the “Junior Preferred Stock Amendment”); and

WHEREAS, the Holders, the Company and the Guarantors will enter into a Registration Rights Agreement relating to the New Notes, substantially in the form attached hereto as Exhibit B, dated as of the Closing Date (the “Registration Rights Agreement”).

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE AND EXCHANGE

Section 1.01.  Issuance, Exchange And Delivery. Upon the terms and subject to the terms and conditions of this Agreement, the Company agrees to issue to each Holder, and each Holder agrees, severally but not jointly, to accept from the Company at the Closing, the New Notes in exchange for the surrender of the Old Notes, in each case in the principal amounts set forth opposite such Holder’s name on Schedule 1.02 hereto.

Section 1.02.  Closing.  The closing (the “Closing”) of the issuance of the New Notes hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five (5) Business Days after satisfaction of the conditions set forth in Article 5, or at such other time or place as Company and the Holders may agree, such date is hereinafter referred to as the “Closing Date”.  At the Closing (a) each Holder shall surrender to the Company the principal amount of the Old Notes set forth opposite such Holder’s name on Schedule 1.02 hereto; and (b) the Company shall deliver to each Holder New Notes with an initial accreted value equal to the amount  set forth opposite such Holder’s name on Schedule 1.02 hereto, plus an amount in cash equal to the accrued and unpaid interest on the Old Notes being exchanged to the Closing Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS

The Company and each of the Guarantors represents and warrants to each Holder that:

Section 2.01.  No Default under the Credit Agreement.  As of the date hereof, (i) no Potential Event of Default or Event of Default (each as defined in the Credit Agreement) under the Credit Agreement has occurred and is continuing, and (ii) the Company is able to satisfy the conditions to borrowing thereunder to permit the Company to borrow at least $1 of additional debt thereunder pursuant to the terms thereto on the date hereof.

Section 2.02.  Authorizations.  The execution, delivery and performance by the Company and each of the Guarantors of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors.  The New Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and issued to the holders in exchange for the Old Notes in accordance with the  terms of this

Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture; each of the Guarantors has duly authorized its guarantee of the New Notes and, when the New Notes have been executed and authenticated in accordance with the provisions of the Indenture and issued to the holders in exchange for the Old Notes in accordance with the terms of this Agreement and the Indenture has been executed and delivered by each Guarantor, the guarantee of the New Notes will be a valid and binding obligation of the each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability.  Each of the Indenture and the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors, as applicable.  This Agreement is and, when executed and delivered on the Closing Date, each of the Indenture and the Registration Rights Agreement will be, a valid and binding agreement of the Company and each of the Guarantors, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

Section 2.03.  Governmental Authorization.  Assuming the accuracy of the representations and warranties of the Holders and their compliance with the covenants herein, the execution, delivery and performance by the Company and each of the Guarantors of this Agreement, the Indenture, the Registration Rights Agreement and the New Notes require no material order, license, consent, authorization, or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official, except as may be required by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and except as may be required by state securities laws.

Section 2.04.  Non-Contravention.  The execution, delivery and performance by the Company and each of the Guarantors of this Agreement, the Registration Rights Agreement, the Indenture and the New Notes do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any Guarantor or any material agreement or other instrument binding upon the Company or any Guarantor or (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree.

Section 2.05.  No Registration.  Assuming the accuracy of the representations and warranties of the Holders and their compliance with the covenants herein, it is not necessary in connection with the issuance of the New Notes to the Holders in the manner contemplated by this Agreement to register the  New Notes under the Securities Act of 1933, as amended (the “Securities Act”) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Section 2.06.  Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or any Guarantor, threatened in writing against or affecting the Company or any Guarantor or any of their respective properties before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

Section 2.07.  Finder’s Fees.  Except for Credit Suisse First Boston LLC, whose compensation in connection with the exchange of the Old Notes for the New Notes will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Affiliates (as defined in Rule 405 under the Securities Act) which might be entitled to any fee or commission from any Holder, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally as to itself and not jointly, represents, warrants and agrees to the Company and the Guarantors as follows:

Section 3.01.  Ownership of Old Notes.  Such Holder has, and on the Closing Date will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Old Notes to be exchanged by such Holder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to transfer and deliver the Old Notes to be exchanged by such Holder or a security entitlement in respect of such Old Notes.

Section 3.02.  Authorization of Exchange Agreement.  The execution, delivery and performance of this Agreement are within such Holder’s powers and have been duly authorized by all requisite corporate action on the part of such Holder.  This Agreement constitutes a valid and binding agreement of such Holder enforceable in accordance with its terms.  This Agreement has been duly executed and delivered by such Holder.

Section 3.03.  Non-Contravention.  The execution and delivery by such Holder of, and the performance by such Holder of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational document of such Holder or any material agreement or other instrument binding upon such Holder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Holder.

Section 3.04.  Exchange for Investment.  Such Holder acknowledges that the New Notes have not been registered under the Securities Act or any state securities laws and that the issuance of the New Notes contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws, including Section 4(2) under the Securities Act.  Such Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and the New Notes to be received by it pursuant to this Agreement are being received for its own account without a view toward distribution in violation of the Securities Act and such Holder will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the New Notes unless (i) pursuant to a transaction either registered under, or exempt from registration pursuant to Rule 144A and Regulation S under, the Securities Act or (ii) to an accredited investor, provided that such accredited investor accepts delivery of such New Notes in the form of a definitive note registered in the name of such accredited investor.

Section 3.05.  Restricted Securities.  Such Holder acknowledges that the New Notes have not been registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred prior to the expiration of the applicable holding period of the New Notes under Rule 144 (k) of the Securities Act, except (a) in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act or (b) pursuant to an effective registration statement under the Securities Act.  The New Notes will bear a legend and will be subject to transfer restrictions as set forth in the Indenture.

Section 3.06.  Inspections; No Other Representations.  Each Holder is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation of the transactions contemplated hereunder.  Each Holder has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.  Each Holder acknowledges that the Company has given such Holder complete and open access (to the extent requested by such Holder) to the key employees, and documents of the Company and its subsidiaries.  Each Holder agrees to accept the New Notes on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company, except as expressly set forth in this Agreement.  Without limiting the generality of the foregoing, each Holder acknowledges that the Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Holder of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and the Guarantors or the future business and operations of the Company and the Guarantors or (ii) any other information or documents made available to such Holder or its  advisors with respect to the Company or the Guarantors or their respective businesses or operations, except as expressly set forth in this Agreement.

Section 3.07.  Finder’s Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Holder or any of its Affiliates which might be entitled to any fee or commission from such Holder, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

Section 3.08.  Taxpayer Identification Numbers.  The number set forth under “Taxpayer Identification Number” on Schedule 1.02 hereto listed next to the name of such Holder is such Holder’s federal taxpayer identification number.

ARTICLE 4
COVENANTS

Section 4.01.  Covenants of the Company.  In further consideration of the agreements of the Holders contained in this Agreement, the Company covenants with each of the Holders as follows:

(a)        the Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement;

(b)        the Company will use its commercially reasonable efforts to obtain any consents, approvals or waivers that are required to be obtained from third parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

(c)        prior to the Closing Date, the Company agrees that, except as the Company and its counsel reasonably determine to be required by law, it will not disclose the identity of the Holders to any third party without the prior written consent of such Holder, which consent shall not be unreasonably withheld, except that the Company may disclose any Holder’s identity to its advisors and counsel or to any other Holder that is a party to this Agreement (it being understood that the Company will be required to publicly file this Agreement, the Indenture and the Registration Rights Agreement with the Securities and Exchange Commission, which documents will identify each Holder).

Section 4.02.  Covenants of the Holders.  In further consideration of the agreements of the Company contained in this Agreement, each Holder covenants with the Company as follows:

(a)        such Holder and its Affiliates (as defined in Rule 405 under the Securities Act) will hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, (i) the existence of this Agreement or any facts relating to the transaction contemplated by this Agreement and (ii) all confidential documents and information concerning the Company or any Guarantor furnished to such Holder or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (A) previously known on a non-confidential basis by such Holder, (B) in the public domain through no fault of such Holder or (C) later lawfully acquired by such Holder from sources other than the Company or any Guarantor; provided that such Holder may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement  so long as such persons are informed by such Holder of the confidential nature of such information and are directed by such Holder to treat such information confidentially.  Each Holder shall be responsible for any failure to treat such information confidentially by such persons.  The obligation of each Holder and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information and shall in any event expire six months from the Closing Date.  If this Agreement is terminated, each Holder and its Affiliates will, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by such Holder or its Affiliates or on their behalf from the Company or any Guarantor in connection with this Agreement that are subject to such confidentiality provisions;

(b)        unless this Agreement is terminated in accordance with Section 7.04 hereof, such Holder will not pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the Old Notes or any right or interest (voting or otherwise and including any participation interest) therein, except with the consent of the Company or pursuant to Section 1.02 hereof; and

(c)        such Holder will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

ARTICLE 5

CONDITIONS TO THE CLOSING

Section 5.01.  Conditions to Obligation of Each Party.  The obligations of each party hereto to consummate the issuance of the New Notes in exchange for the Old Notes is subject to the satisfaction (or, to the extent permitted by law, waiver by such party), at or prior to the Closing Date, of the following conditions:

(a)        no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing and there shall not be threatened, instituted or pending any action, suit, investigation or proceeding which could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(b)        the Senior Preferred Stock Amendment and the Junior Preferred Stock Amendment shall have been consummated or shall be consummated concurrently with the Closing;

(c)        the Credit Agreement Amendment shall be in full force and effect; and

(d)        the Second Lien Credit Agreement Amendment shall be in full force and effect.

Section 5.02.  Conditions to the Obligations of the Holders.  The obligation of the Holders to exchange the Old Notes for the New Notes is subject to the satisfaction (or, to the extent permitted by law, waiver by each Holder), at or prior to the Closing Date, of the following additional conditions:

(a)        no more than $65,000,000 in principal amount of Old Notes shall be exchanged for New Notes or other securities of the Company;

(b)        the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed by it at or prior to the Closing Date, and each Holder shall have received a certificate, dated the Closing Date, signed by an authorized officer of the Company to the foregoing effect;

(c)        the Company shall have delivered to each Holder an opinion of  Davis Polk & Wardwell, special counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Holders, to the effect that (subject to appropriate assumptions and limitations):

(i)    the New Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued to the Holders in exchange for the Old Notes in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(ii)   the Indenture has been duly authorized, executed and delivered by each of the Company and each of the Guarantors organized under the laws of Delaware (the “Delaware Guarantors”) and is a valid and binding agreement of the Company, and (assuming due authorization, execution and delivery by each other Guarantor (the “Non-Delaware Guarantors”)) the Guarantors, enforceable in accordance with its terms; except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(iii)  this Agreement has been duly authorized, executed and delivered by each of the Company and the Delaware Guarantors;

(iv)  the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Delaware Guarantors and is a valid and binding agreement of the Company and (assuming due authorization, execution and delivery by the Non-Delaware Guarantors) the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) rights to indemnity and contribution thereunder may be limited by applicable law;

(v)   each of the Delaware Guarantors has duly authorized its Guarantee of the New Notes; assuming each of the Non-Delaware Guarantors has duly authorized its Guarantee of the New Notes, when the New Notes and the Guarantee evidenced thereon have been executed and authenticated in accordance with the terms of the Indenture and issued to the Holders in exchange for the Old Notes in accordance with the terms thereof, the Guarantee of each Guarantor will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto; and

(vi)  the Exchange will not contravene the Credit Agreement, the Second Lien Credit Agreement, or the indenture for the Old Notes.

(d)        the Company and the Guarantors shall have executed and delivered the Indenture and the Registration Rights Agreement;

(e)        The Holders shall have received copies of each of the Credit Agreement Amendment and the Second Lien Credit Agreement Amendment, each of which shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior consent of the Holders;

(f)         all fees and expenses payable to the Holders on or prior to the Closing Date shall have been paid in full; and

(g)        each Holder shall have received all documents reasonably requested by it relating to the existence of the Company and the corporate authority for entering into this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to it.

Section 5.03.  Conditions to the Obligations of the Company.  The obligations of the Company to issue the New Notes to the Holders pursuant to this Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by each Holder), at or prior to the Closing Date, of the following conditions:

(a)        the representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects and the Holders shall have performed and complied with all covenants and agreements required by this Agreement to be performed by them at or prior to the Closing Date; and

(b)        the Holders shall have executed and delivered the Registration Rights Agreement; and

(c)        the Company shall have received all documents reasonably requested by it relating to the existence of each Holder and the authority for entering into this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to it.

ARTICLE 6
SURVIVAL; INDEMNIFICATION

Section 6.01.  Survival.  The representations and warranties of the parties hereto contained in this Agreement, shall survive the execution and delivery of this Agreement.  The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their terms or, if no term is specified, indefinitely.

Section 6.02.  Indemnification.  (a) The Company hereby indemnifies each of the Holders, each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, and each affiliate of any Holder within the meaning of Rule 405 under the Securities Act against and agrees to hold each of them harmless from any and all losses, claims, damages, costs, liabilities or expenses (or actions, suits or proceedings in respect thereof), including reasonable expenses of investigation and reasonable attorneys’ fees and expenses, in each case, in connection with any action, suit or proceeding involving a third party (“Damages”) incurred or suffered by any of them, in each case arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to this Agreement.

(b)        The Company shall not be responsible for any Damages to the extent a court of competent jurisdiction shall have finally determined that such Damages resulted primarily from (i) such indemnified person’s bad faith or gross negligence; (ii) any claims made by one or more of the indemnified persons against another indemnified person or indemnified persons in connection with the Transactions or (iii) any breach of the representations and warranties of any of the Holders set forth in this Agreement (clauses (i) through (iii), collectively, “Excluded Claims”).  If for any reason (other than that such liability is an Excluded Claim) the foregoing indemnity is unavailable or insufficient to hold an indemnified person harmless, then the Company shall contribute to amounts paid or payable by such indemnified person in respect of such Damages in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and such indemnified person in connection with the matters as to which such Damages relate and other equitable considerations.

(c)        The party seeking indemnification under this Section (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(d)        The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

(e)        If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim and the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose.  The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

(f)         Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Holders, to:

Wayzata Investment Partners, LLC
701 East Lake Street
Suite 300
Wayzata, MN  55391

Attention:  Joe Deignan
Facsimile:  (952) 345-8900

and

Putnam Investment Management, LLC
Putnam Fiduciary Trust Company
One Post Office Square
Boston , MA  02109
Attention:  James P. Miller
Facsimile:  (617) 760-8639

and

Deephaven Distressed Opportunities Trading Ltd
130 Cheshire Lane
Suite 102
Minnetonka, MN 55305
Attention:  Peter H. Glerum
Facsimile:  (952) 249-5316

with a copy (which shall not constitute notice to any Holder) to:

Ropes & Gray LLP
One International Place
Boston, MA  02110
Attention:  Don De Amicis, Esq.
Facsimile:  (617) 951-7050

if to the Company, to:

DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Avenue, Suite 180
El Segundo, California  90245
Attention:  Chief Financial Officer
Facsimile:  (310) 643-5106

with a copy (which shall not constitute notice to the Company) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:  Michael P. Kaplan, Esq.
Facsimile:  (212) 450-3800

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 7.02.  No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)   Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

Section 7.03.  Exclusivity. After the Closing, Article 6 will provide the exclusive remedy for Holders for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.  The Company shall retain all remedies available at law for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

Section 7.04.  Termination. (a)  This Agreement shall terminate, prior to the Closing Date:

(i)    at any time by mutual written agreement of the Company and the Holders;

(ii)   if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction, if so determined by the Company or the Holders; or

(iii)  on July 30, 2004, unless extended to a later date by an instrument executed by the Company and the Holders.

The party desiring to terminate this Agreement pursuant to this Section 7.04 shall give notice of such termination to the other parties.

(b)        If this Agreement is terminated as permitted by Section 7.04, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (i) willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

Section 7.05.  Successors And Assigns. The Company may not assign any of its rights and obligations hereunder without the prior written consent of the Holders.  No Holder may assign its rights or obligations hereunder without the prior written consent of the Company.  This Agreement shall be binding upon the Company and the Holders and their respective successors and assigns.

Section 7.06.  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the choice of law rules of such state.

Section 7.07.  Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section shall be deemed effective service of process on such party.

Section 7.08.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.09.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder

Section 7.10.  Expenses.  Except as otherwise provided in Article 6 herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided however, that the Company shall pay the fees and expenses of Ropes & Gray LLP, special counsel to the Holders incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby; provided further that such fees and expenses shall not exceed $75,000.

Section 7.11.  Entire Agreement.  This Agreement, the Indenture, the Registration Rights Agreement and the New Notes constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 7.12.  Captions; Certain Definitions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  All references to “$” or “dollars” shall be to United States dollars and all references to “days” shall be to calendar days unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words, “without limitation.”

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IN WITNESS WHEREOF, the parties hereto have caused this  Exchange Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DECRANE AIRCRAFT HOLDINGS INC.

By:	/s/ R. JACK DECRANE
	Name:	R.Jack DeCrane
	Title:	Chief Executive Officer

AUDIO INTERNATIONAL, INC.
CARL F. BOOTH & CO., LLC
CUSTOM WOODWORK & PLASTICS, LLC
DAH-IP HOLDINGS, INC.
DAH-IP INFINITY, INC.
DECRANE AIRCRAFT SEATING COMPANY, INC.
DECRANE CABIN INTERIORS-CANADA, INC.
DECRANE CABIN INTERIORS, LLC
HOLLINGSEAD INTERNATIONAL, INC.
PATS AIRCRAFT, LLC
PCI NEWCO, INC.
PPI HOLDINGS, INC.
PRECISION PATTERN, INC.
THE INFINITY PARTNERS, LTD.
as Guarantors

By:	/s/ R. JACK DECRANE
	Name:	R. Jack DeCrane
	Title:	Chief Executive Officer

WAYZATA INVESTMENT PARTNERS, LLC
as Manager, on behalf of various funds

By:	/s/ JOSEPH M. DEIGNAN
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

PUTNAM INVESTMENT MANAGEMENT, LLC on behalf of:
PUTNAM HIGH YIELD TRUST
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM VARIABLE TRUST- PUTNAM VT HIGH YIELD FUND
PUTNAM MASTER INCOME TRUST
PUTNAM PREMIER INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM VARIABLE TRUST - PUTNAM VT DIVERSIFIED INCOME FUND
PUTNAM ASSET ALLOCATION: CONSERVATIVE PORTFOLIO
PUTNAM MANAGED HIGH YIELD TRUST
PUTNAM HIGH INCOME BOND FUND
PUTNAM HIGH INCOME OPPORTUNITIES TRUST

By:	/s/ MICHAEL E. DEFAO
	Name:	Michael E. DeFao
	Title:	Senior Vice President

PUTNAM FIDUCIARY TRUST COMPANY on behalf of: PUTNAM HIGH YIELD FIXED INCOME FUND, LLC

By:	/s/ MICHAEL E. DEFAO
	Name:	Michael E. DeFao
	Title:	Senior Vice President

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD.

By:	/s/ Peter H. Glerum
	Name:	Peter H. Glerum
	Title:	Assistant Portfolio Manager

SCHEDULE 1.02

Holder	Taxpayer Identification Number	Principal Amount of Old Notes	Initial Accreted Value of New Notes

Wayzata Investment Partners, LLC, as Manager for:

Sapphire Special Opportunities Fund, LLC	23-3895790	$7,789,000	$7,789,000

Wayland Recovery Fund, LLC	22-3875940	$8,708,000	$8,708,000

Wayland Investment Fund II, LLC	41-1982966	$8,707,000	$8,707,000

Wayland Distressed Opportunities Fund I-A, LLC	11-3693643	$6,466,000	$6,466,000

Putnam High Yield Trust	04-6415410	$11,600,000	$11,600,000

Putnam High Yield Advantage Fund	06-6290063	$5,000,000	$5,000,000

Putnam Variable Trust-Putnam VT High Yield Fund	04-2986135	$2,155,000	$2,155,000

Putnam Master Income Trust	04-2993219	$500,000	$500,000

Putnam Premier Income Trust	04-2995046	$1,310,000	$1,310,000

Putnam Master Intermediate Income Trust	04-6584465	$1,000,000	$1,000,000

Putnam Diversified Income Trust	04-3017475	$4,290,000	$4,290,000

Putnam Variable Trust - Putnam VT Diversified Income Fund	04-6737822	$820,000	$820,000

Putnam Asset Allocation: Conservative Portfolio	04-6746611	$150,000	$150,000

Putnam Managed High Yield Trust	04-6733967	$240,000	$240,000

Putnam High Income Bond Fund	04-6562068	$60,000	$60,000

Putnam High Income Opportunities Trust	04-6777185	$60,000	$60,000

Putnam High Yield Fixed Income Fund, LLC	51-6190220	$100,000	$100,000

Deephaven Distressed Opportunities Trading Ltd	41-1963795	$5,530,000	$5,530,000

Total		$64,485,000	$64,485,000